Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DraftKings Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2021, except for Note 2, as to which is dated May 3, 2021, relating to the consolidated financial statements of DraftKings Inc. appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

December 3, 2021